UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2017

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 308-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On January 20, 2017, Kadmon Holdings, Inc. announced that its 2017 Annual Meeting of Stockholders will be held on Thursday, June 29, 2017 at its offices located at 450 East 29th Street, New York, New York 10016. The meeting will be Kadmon Holdings, Inc.’s first annual meeting since becoming a public company in July 2016.

The deadline for the receipt of any qualified stockholder proposals including for a nomination of directors submitted pursuant to Rule 14a-8 under the Exchange Act shall be not later than February 20, 2017 (which the Company believes is a reasonable time before it begins to print and distribute its proxy materials).

Additionally, stockholders who intend to present a stockholder proposal (including for a nomination of directors) at the 2017 Annual Meeting of Stockholders not intended to be included in the proxy materials must provide the Secretary of the Company with written notice of the proposal no later than the close of business on March 31, 2017.

Stockholder proposals must be received by the Secretary of the Company at 450 East 29th Street, New York, New York 10016. All proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in the Company’s bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: January 20, 2017	/s/ Konstantin Poukalov
Konstantin Poukalov
Executive Vice President, Chief Financial Officer